Exhibit 99.1

First Industrial Realty Trust, Inc. 1 North Wacker Drive Suite 4200 Chicago, IL 60606 312/344-4300

FIRST INDUSTRIAL REALTY TRUST TO ISSUE $150 MILLION

OF UNSECURED NOTES IN A PRIVATE PLACEMENT OFFERING

CHICAGO, May 16, 2019 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading fully integrated owner, operator and developer of industrial real estate, today announced that it entered into a note and guaranty agreement to issue $150 million of fixed rate senior unsecured notes in a private placement offering at a coupon rate of 3.97%.

The 3.97% Series E Guaranteed Senior Notes have a 10-year term and an effective interest rate of 4.23% reflecting the settlement of interest rate protection agreements related to the offering. First Industrial anticipates closing the offering on or about July 23, 2019. Proceeds will be used for general corporate purposes including repayment of maturing secured indebtedness and outstanding borrowings on the Company’s unsecured line of credit and new investment.

“This private placement debt offering provides us with attractively priced long-term capital that reduces our long-term cost of borrowing, extends our maturity schedule and supports our growth strategy,” said Scott Musil, chief financial officer. “The offering proceeds essentially refinance the $72 million of secured debt we paid off in the first quarter plus the additional $35 million we plan to pay off in the second half of the year at a weighted average interest rate of 7.74%. We thank our investors for their support.”

The notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold in the U.S. absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading fully integrated owner, operator, and developer of industrial real estate with a track record of providing industry-leading customer service to multinational corporations and regional customers. Across major markets in the United States, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. In total, we own and have under development approximately 67.1 million square feet of industrial space as of March 31, 2019. For more information, please visit us at www.firstindustrial.com.

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Forward-Looking Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and describe our future plans, strategies and expectations, and are generally identifiable by use of the words “believe,” “expect,” “plan, “intend,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “will,” “should” or similar words. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) and changes in interest rates; the availability and attractiveness of terms of additional debt repurchases; changes in our credit agency ratings; our ability to comply with applicable financial covenants; our competitive environment; changes in supply, demand and valuation of industrial properties and land in our current and potential market areas; difficulties in identifying and consummating acquisitions and dispositions; our ability to manage the integration of properties we acquire; potential liability relating to environmental matters; defaults on or non-renewal of leases by our tenants; decreased rental rates or increased vacancy rates; higher-than-expected real estate construction costs and delays in development or lease-up schedules; changes in general accounting principles, policies and guidelines applicable to real estate investment trusts; and other risks and uncertainties described under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2018, as well as those risks and uncertainties discussed from time to time in our other Exchange Act reports and in our other public filings with the SEC. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact us and the statements contained herein, reference should be made to our filings with the SEC.

Contact:	Art Harmon Vice President, Investor Relations and Marketing 312-344-4320

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